DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C22677-1999
Document Number:
20050545374-75

Date Filed:
11/10/2005 4:08:45 PM
In the office of

Dean Heller
Secretary of State

Amendment to Certificate of Designation After Issuance of Class or Series
(PURSUANT TO NRS 78.1955)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

PTS, INC.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series C Preferred Stock, 7,500,000 shares

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

The relative terms of the shares of the Series C Preferred Stock are hereby amended in their entirety to read as follows:

1. Dividends. Notwithstanding anything herein to the contrary, and except as may otherwise be provided in Paragraph 5 hereof, the holders of outstanding shares of the Series C Convertible Preferred Stock shall not be entitled to receive any dividends, whether in form of cash, stock, or other property.

2. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series C Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.001 per share (the "Liquidation Rate") before any payment or distribution shall be made on the Common Stock, or any other class of capital stock of the Company ranking junior to the Series C Preferred Stock.

5. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

6. Officer Signature (Required): PETER CHIN CEO

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Filing Fee: $175.00

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM 78.1955 After Issue 2003
Revised on: 10/30/03

CONTINUATION FOR THE CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF DESIGNATION
OF THE

SERIES C PREFERRED STOCK OF

PTS, INC.

(a)

The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall be deemed a dissolution, liquidation or winding up of the Company for purposes of this Paragraph 2, but the merger or consolidation of the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Paragraph 2.

(b)

After the payment to the holders of shares of the Series C Preferred Stock of the full preferential amounts fixed by this Paragraph 2 for shares of the Series C Preferred Stock, the holders of the Series C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(c)

In the event the assets of the Company available for distribution to the holders of the Series C Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph 2, no distribution shall be made on account of any shares of a class or series of capital stock of the Company ranking on a parity with the shares of the Series C Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series C Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

3.

Conversion of Series C Preferred Stock.  The holder of shares of the Series C Preferred Stock shall have the right, at such holder’s option, to convert any number of shares of the Series C Preferred Stock into shares of the Common Stock.  In the event that the holder of the Series C Preferred Stock elects to convert such shares into Common Stock, the holder shall have 60 days from the date of such notice in which to tender his shares of Series C Preferred Stock to the Company.  Notwithstanding anything contained herein to the contrary, as the result of any such conversion, the holder of the Series C Preferred Stock may not hold more than 4.99 percent of the issued and outstanding shares of the Common Stock, in the aggregate, following any such conversion.  Any such conversion shall be upon the other following terms and conditions:

(a)

Conversion Rate.  Subject to adjustment as provided herein, each share of the Series C Preferred Stock shall be convertible into 10 fully paid and nonassessable shares of the Common Stock (the “Conversion Rate”).

(b)

Adjustment of Conversion Rate for Dilution and Other Events.  In order to prevent dilution of the rights granted to the holders of shares of the Series C Preferred Stock, the Conversion Rate will be subject to adjustment from time to time as follows:

(i)

Adjustment of Conversion Rate upon Subdivision or Combination of the Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the issued and outstanding or authorized Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately increased.  If the Company at any time combines (by combination, reverse stock split or otherwise) the issued and outstanding or authorized Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately decreased.

(ii)

Reorganization, Reclassification, Consolidation, Merger, or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, or other similar transaction which is effected in such a way that holders of the Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for the Common Stock is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Company will make appropriate provision, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series C Preferred Stock, to ensure that each of the holders of shares of the Series C Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to, as the case may be, the shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series C Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s shares of the Series C Preferred Stock had such Organic Change not taken place.  In any such case, the Company will make appropriate provision, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series C Preferred Stock, with respect to such holders’ rights and interests to ensure that the provisions of this paragraph and paragraph 3(c) below will thereafter be applicable to the Series C Preferred Stock.  The Company will not effect any such consolidation or  merger, unless prior to the consummation thereof the successor entity resulting from such consolidation or merger, if other than the Company, assumes, by written instrument, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series C Preferred Stock, the obligation to deliver to each holder of shares of the Series C Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, that such holder may be entitled to acquire.

(iii)

Notices.  Immediately upon any adjustment of the Conversion Rate, the Company will give written notice of such adjustment to each holder of shares of the Series C Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.  The Company will give written notice to each holder of shares of the Series C Preferred Stock at least 20 days prior to the date on which the Company closes its books or takes a record with respect to any dividend or distribution upon the Common Stock, or with respect to any pro rata subscription offer to holders of the Common Stock.  The Company will also give written notice to each holder of shares of the Series C Preferred Stock at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place.

(c)

Purchase Rights.  If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the “Purchase Rights”), then each holder of shares of the Series C Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of the Common Stock acquirable upon complete conversion of the holder’s shares of the Series C Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(d)

Mechanics of Conversion.  To convert shares of the Series C Preferred Stock into full shares of the Common Stock on any date (the “Conversion Date”), the holder thereof shall (i) deliver or transmit by facsimile to the Company, for receipt on or prior to 11:59 p.m., Pacific Time, on the Conversion Date, a copy of a fully executed notice of conversion in the form attached hereto as Attachment A (the “Conversion Notice”), and (ii) surrender to a common carrier for delivery to the Company as soon as practicable following such date, the certificates (each a “Preferred Stock Certificate”) representing the shares of the Series C Preferred Stock being converted, or an indemnification undertaking with respect to such shares in the case of the loss, theft or destruction thereof, and the originally executed Conversion Notice.  Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder.  Within five business days of the Company’s receipt of the originally executed Conversion Notice and the holder’s Preferred Stock Certificate(s), the Company shall issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of the Common Stock to which the holder is entitled.

(e)

Record Holder.  The person or persons entitled to receive shares of the Common Stock issuable upon conversion of shares of the Series C Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of the Common Stock on the Conversion Date.

(f)

Fractional Shares.  The Company shall not be required to issue any fraction of a share of the Common Stock upon any conversion.  All shares of the Common Stock, including fractions thereof, issuable upon conversion of more than one share of the Series C Preferred Stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of the Common Stock.  If, after such aggregation, the issuance would result in the issuance of a fraction of it share of the Common Stock, the Company shall round such fraction of a share of the Common Stock up or down to the nearest whole share.

(g)

Reissuance of Certificates.  In the event of a conversion of less than all of the shares of the Series C Preferred Stock represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series C Preferred Stock a new Series C Preferred Stock Certificate representing the remaining shares of the Series C Preferred Stock which were not corrected.

4.

Reservation of Shares.  The Company shall, so long as any of the shares of the Series C Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, the number of shares of the Common Stock as shall from time to time be sufficient to affect the conversion of all of the outstanding shares of the Series C Preferred Stock.

5.

Restriction on Dividends.  If any shares of the Series C Preferred Stock are outstanding, the Company shall not, without the prior written consent of the holders of not less than two-thirds (2/3) of the then outstanding shares of the Series C Preferred Stock, directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock or any other series of the Company’s preferred stock.  Notwithstanding the foregoing, this paragraph shall not prohibit the Company from declaring and paying a dividend in cash with respect to the shares of the Common Stock or any other series of the Company’s preferred stock so long as the Company simultaneously pays each holder of shares of the Series C Preferred Stock an amount in cash equal to the amount such holder would have received had all of such holder’s shares of the Series C Preferred Stock been converted to shares of the Common Stock on the business day prior to the record date for any such dividend.

6.

Vote to Change the Terms of the Series C Preferred Stock.  Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the Series C Preferred Stock, the Company shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series C Preferred Stock.

7.

Lost or Stolen Certificates.  Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of the Series C Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or bond, in the Company’s discretion, by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock certificate(s), the Company shall execute and deliver new Series C Preferred Stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Series C Preferred Stock certificates if the holder thereof contemporaneously requests the Company to convert such shares of the Series C Preferred Stock into the Common Stock.

8.

Voting.  The holders of the Series C Preferred Stock shall have no voting rights on any matter submitted to the stockholders of the Company for their vote, waiver, release or other action, or be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or by the applicable stock exchange rules.

ATTACHMENT A
PTS, INC.
CONVERSION NOTICE

In accordance with and pursuant to the provisions of the Certificate of Designation Establishing Series C Preferred Stock of PTS, Inc., the undersigned hereby elects to convert the number of shares of Series C Preferred Stock, par value $0.001 per share, of PTS, Inc. (the “Company”) indicated below into shares of the common stock, par value $0.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of the Series C Preferred Stock hereinafter described as of the date specified below.

The undersigned acknowledges that the securities issuable to the undersigned upon conversion of shares of the Series C Preferred Stock may not be sold, pledged, hypothecated or otherwise transferred unless such securities are registered under the Securities Act of 1933, as amended, and any other applicable securities law, or the Company has received an opinion of counsel satisfactory to it that registration is not required.  A legend in substantially the following form will be placed on any certificates or other documents evidencing the securities to be issued upon any conversion of the shares of the Series C Preferred Stock:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Date of Conversion:

______________________________

Number of shares of the Series C Preferred Stock to be converted:

______________________________________

Stock certificate no(s). of the shares of the Series C Preferred Stock to be converted:

______________________________________

Conversion Rate:

______________________________________

Number of shares of the Common Stock to be issued:

______________________________________

Name in which shares of the Common Stock are to be issued:

______________________________________

Signature

______________________________________

Printed Name and Address